EXHIBIT  11.1



STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS



Mid Am, Inc.


Computation of Primary Earnings per Share


Dollars in thousands,                Year Ended December 31,
  except per share data         1996          1995          1994

Reconciliation of net earnings
  to amounts used for primary
  earnings per share:
Net earnings                  $25,992       $24,967       $23,253
Less:
  Preferred stock
    dividends Series A          2,407         2,751         2,917
Net earnings applicable
  to primary earnings
  per share                   $23,585       $22,216       $20,336

Reconciliation of weighted
  average number of shares
  to amount used in
  primary earnings per
  share computation:
Average shares
  outstanding              20,667,000    20,972,000    20,917,000
Average common
  equivalent shares:
Assumed exercise
  of options                  319,000       154,000        34,000
Primary average shares
  outstanding              20,986,000    21,126,000    20,951,000


Primary earnings per share      $1.12         $1.05         $0.97




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Mid Am, Inc.


Computation of Fully Diluted Earnings per Share


Dollars in thousands,                Year Ended December 31,
  except per share data         1996          1995          1994

Reconciliation of net earnings
  to amounts used for fully
  diluted earnings per share:
Net earnings                  $25,992       $24,967       $23,253
Less:
  Preferred stock
    dividends Series A             --            --            --
Net earnings applicable
  to fully diluted
  earnings per share          $25,992       $24,967       $23,253

Reconciliation of weighted
  average number of shares
  to amount used in fully
  diluted earnings per
  share computation:
Average shares
  outstanding              20,667,000    20,972,000    20,917,000
Average common
  equivalent shares:
Assumed exercise
  of options                  336,000       175,000        45,000
Assumed conversion of
  preferred stock           3,271,000     3,704,000     3,928,000
Fully diluted average
  shares outstanding       24,274,000    24,851,000    24,890,000


Fully diluted
  earnings per share            $1.07         $1.01         $0.94